EXHIBIT 10.14
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                            CANANDAIGUA BRANDS, INC.

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


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                            CANANDAIGUA BRANDS, INC.

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


                                    Section 1

                                  INTRODUCTION


     1.1 THE SERP AND ITS EFFECTIVE DATE. The Canandaigua Brands, Inc. Supplemental Executive Retirement Plan (the "SERP") is hereby established by Canandaigua Brands, Inc. (the "Company") effective March 1, 1998, as provided herein.

     1.2 PURPOSE. The Company maintains the Canandaigua Brands, Inc. 401(k) and Profit Sharing Plan (the "Plan"). Code Section 401(a)(17) limits to $160,000 (in 1997 and 1998, as adjusted in subsequent years as provided by the Secretary of the Treasury) the amount of compensation which may be taken into account for a Plan Year under a qualified plan ("Compensation Limit"). In addition other, limits may apply to limit or reduce the contributions which a participant may receive under the Plan.

     However, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), permits the provision of benefits under an unfunded plan maintained by the Company primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees. The purpose of the SERP is to provide benefits to those employees of the Company or a Related Business, as selected by the Company from year to year, which would be provided under the Plan with respect to Plan Years beginning on March 1, 1997, in the amount of Employer Basic Contributions which could not be provided under the Plan because of the Compensation Limit determined without regard to the Code
Section 415 Limits. In addition, the Company may from time to time determine to credit to the SERP Accounts of specified employees such amounts' with respect to other limited or reduced contributions (other than elective contributions) under the Plan as it shall determine.

     1.3 DEFINED TERMS. Except as otherwise indicated capitalized terms used in this plan document which are not defined herein have the same meaning as the same term in the Plan.

                                    Section 2

                           PARTICIPATION AND BENEFITS

     2.1 ELIGIBILITY FOR BENEFITS. The Company in its discretion shall select the employees of the Company or a Related Business who shall receive Annual Benefit Credits as defined in Section 2.2, under the SERP for a Plan Year ("Active Participant"). The

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Company in its discretion may designate an employee as an Active Participant for the purpose of receiving credits with respect to the reduction of some types of contributions under the Plan and not others and need not credit all Active Participants with credits for the same types of reduced or limited Plan contributions. A person who becomes an Active Participant shall remain a participant ("Participant") for purposes of receiving distributions, maintaining account balances and being credited with net earnings, gains and losses until all amounts credited to his account under the Plan ("SERP Account") have been distributed whether or not such person is selected as an Active Participant for a subsequent Plan Year.

     2.2 AMOUNT OF BENEFIT CREDITS. As determined by the Company in accordance with Section 2.1, the amount credited to an Active Participant's SERP Account for a Plan Year ("Annual Benefit Credits") shall equal (a) the amount, if any, of Employer Basic Contributions the Active Participant would have received under the Plan for that Plan Year if he had received Employer Basic Contributions with respect to his base compensation above the Compensation Limit at the same rate that he received Employer Basic Contributions under the Plan with respect to his Compensation not greater than the Compensation Limit and (b) such other amounts as the Company shall from time to time, in its discretion, determine to credit to the Active Participant's SERP Account with respect to other limited or reduced contributions (other than elective contributions) under the Plan. The payment of Annual Benefit Credits of an Active Participant shall be an obligation of the Company.

     2.3 SERP ACCOUNTS AND INCOME CREDITS. Effective from March 1, 1998, through the last business day through and including November 30, 1998, each Participant's SERP Account shall be credited with interest of 6 percent per year, calculated as if the Participant's Annual Benefit Credits with respect to the year beginning on March 1, 1997, had been credited to the Participant's SERP Account on March 1, 1998. Annual Benefit Credits credited to a Participant's SERP Account with respect to periods beginning the first business day after the date of execution hereof, shall be credited with net earnings, gains and losses as of each Valuation Date ("Income Credits") in an amount equal to the amount which such account would have earned, gained or lost if at all times from the first business date such Annual Benefit Credits were credited to the Participant's SERP Account and such amounts were fully invested as provided in the following paragraph. The payment of Income Credits shall be an obligation of the Company.

     From time to time the Company shall determine the method of determining Participants' Income Credits under the SERP. The Company may, in its discretion, determine Income Credits by

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treating  the  Participants'  Annual  Benefit  Credits and Income  Credits as if
invested in a manner, designated by the Company or by permitting Participants' to self-direct the manner in which their Income Credits are to be determined from among such investment options and in accordance with such rules and procedures as the Company shall from time to time determine. Any changes which the Company shall make in the method for determining Income Credits shall be determined and announced to Participants in advance of the date it becomes effective and shall represent a rate which the Company could, ignoring the effect of federal, state and local income taxes, replicate by investing its assets in available markets if it chose to do so.

     2.4 VESTING. Except as otherwise provided herein, a Participant shall be vested in his SERP Account to the same extent that he is vested in his contributions of the same type (e.g. Employer Basic Contributions and New Matching Contributions) under the Plan.

     2.5 PAYMENT OF BENEFITS. Payments of the amount credited to a Participant's SERP Account, including the total of all Benefit Creditors, Income Credits and other earnings, shall be made as follows:

          (a)   DISTRIBUTIONS.   Except  as   provided   in  Section   2.5(b)  a
     Participant's SERP Account shall be paid to him in a lump sum in cash promptly after his Termination Date.

          In the event that a Participant is an employee of a Related Business, other than the Company, and 50 percent or more of the combined voting power of the Related Business becomes owned by an entity or person that is not a Related Business or substantially all of the assets of a Related Business are sold, conveyed or otherwise transferred to a person or entity that is not a Related Business, the Participant shall be 100% vested in his SERP Account and the Participant's entire SERP Account shall be distributed to his promptly in the form of a lump sum distribution. Notwithstanding the preceding sentence, such vesting and distribution shall only occur if the Company or an entity that is a Related Business after such transaction does not employ Participant after such sale, transfer or change in ownership.

          (b) CHANGE OF CONTROL. Notwithstanding anything in this Section 2.5 to the contrary, in the event of the occurrence of a Change of Control with respect to the Company all Participants shall be 100% vested in their SERP Accounts, the SERP shall be terminated and the entire SERP Account of each Participant, whether or not in pay status, shall be distributed to the Participant promptly in the form of a lump

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     sum  distribution.  For this purpose a "Change of Control"  shall mean: (i)
     the purchase or other acquisition by any person, entity or group of persons, within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 ("Act"), or any comparable successor provisions, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of more than 50 percent of the combined voting power of the Company's then outstanding voting securities entitled to vote generally, or
     (ii) the approval by the stockholders of the Company of a reorganization, merger, or consolidation, in each case, with respect to which persons who were stockholders of the Company and who own more than 50 percent of the combined voting power entitled to vote generally in the election of directors of such entity immediately prior to such reorganization, merger, or consolidation do not immediately thereafter own more than 50 percent of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated Company's then outstanding securities, or (iii) a liquidation or dissolution of the Company or the sale of all or substantially all of the Company's assets.

     For the purpose hereof, a Change of Control shall not occur upon:

     (1) the transfer of voting securities of the Company;

          (i) among or between persons or members of their immediate family or trusts or other entities controlled by or operated for the benefit of such persons or members of their immediate family who own more than 50 percent of the combined voting power entitled to vote generally in the election of directors of the Company; or

          (ii) among or between the Company and a Related Business or two or more Related Businesses; or

     (2) the reorganization, merger or consolidation of the Company with a Related Business or sale of all or substantially all of Company's assets to a Related Business.

          For purposes of this Section 2.5(b), the term, immediate family, shall include the spouse and the lineal ascendants and descendants of an individual and the spouses of such lineal ascendants and descendants and the other individuals who share a common parent or grandparent with such individual and the spouses of such individuals. Adopted children shall be considered as the descendants of their adoptive parents

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     and their  parents'  parents in the same manner as would be the  biological children of such parents.

     2.6 BENEFICIARY DESIGNATION. A Participant's SERP Account shall be paid to the beneficiary designated by the Participant to receive his SERP Account hereunder. Such distribution shall be made in a lump sum distribution. If the Participant fails to effectively designate a beneficiary hereunder, including if the Participant's designated beneficiary predeceases him, upon the Participant's death his SERP Account shall be paid to the person or entity which is his beneficiary under the Plan whether by designation of the Participant or by the terms of the Plan.

     2.7 VALUATION OF ACCOUNTS. The value of a Participant's SERP Account shall be paid in cash and shall be valued as of the Valuation Date on which such distribution is made based upon the value which the SERP Account would have if at all times it were earning the rate of return specified by the Company or were fully invested in the investment options designated by the Company or selected by the Participant, pursuant to Section 2.3.

     2.8 FUNDING. Benefits payable under the SERP to any person shall be paid directly by the Company. The Company shall not be required to fund, or otherwise segregate assets to be used for payment of benefits under the SERP. While the Company may make investments in amounts equal or unequal to amounts payable hereunder, the Company shall not be under any obligation to make such investments and any such investments shall remain an asset of the Company subject to the claims of its general creditors. Notwithstanding the foregoing, the Company may maintain one or more trusts to hold assets to be used for payment of benefits under the SERP; provided that the assets of each trust shall be subject to the creditors of the Company in the event the Company becomes Insolvent as defined in such trust. Any payments by such a trust of benefits provided to a Participant under the SERP shall be considered payment by the Company and shall discharge the Company of any further liability under the SERP to the extent of the payments made by such trust.

                                    Section 3

                                  MISCELLANEOUS

     3.1 PLAN ADMINISTRATION. The SERP shall be administered by a committee consisting of one or more individuals appointed by the Board of Directors ("Committee"). The Committee shall have, to the extent appropriate, the same powers, rights, duties and obligations with respect to the SERP as the Committee under the Plan has with respect to the Plan. In the event that the Board of Directors does not appoint a Committee, the Company shall act as the Committee.

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     3.2 EMPLOYMENT RIGHTS.  Establishment of the SERP shall not be construed to give any employee the right to be retained in the service of the Company or a Related Business or to any benefits not specifically provided by the SERP.

     3.3 INTERESTS NOT TRANSFERABLE. Except as to withholding of any tax under the laws of the United States or any state or locality, no benefit payable at any time under the SERP shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment, or other legal process, or encumbrance of any kind. Any attempt to alienate, sell, transfer, assign, pledge or otherwise encumber any such benefits, whether currently or thereafter payable, shall be void. No benefit shall, in any manner, be liable for or subject to the debts or liabilities of any person entitled to such benefits. If any person shall attempt to, or shall alienate, sell, transfer, assign, pledge or otherwise encumber his benefits under the SERP, or if by reason of his bankruptcy or other event happening at any time, such benefits would devolve upon any other person or would not be enjoyed by the person entitled thereto under the SERP, then the Company, in its discretion, may terminate the interest in any such benefits of the person entitled thereto under the SERP and hold or apply them to or for the benefit of such person entitled thereto under the SERP or his spouse, children or other dependents, or any of them, in such manner as the Company may deem proper.

     3.4 UNCLAIMED AMOUNTS. Unclaimed amounts shall consist of the amounts of the SERP Accounts of a Participant which cannot be distributed because of the Committee's inability to locate the payee, after a reasonable search, within a period of two (2) years after the payment of benefits becomes due. Unclaimed amounts shall be forfeited at the end of such two-year period. These forfeitures will reduce the obligations of the Company under the SERP. After an unclaimed amount has been forfeited, the Participant or beneficiary, as applicable, shall have no further right to his SERP Account.

     3.5 CONTROLLING LAW. The law of the State of New York, except its law with respect to choice of law, shall be controlling in all matters relating to the SERP to the extent not preempted by ERISA.

     3.6 GENDER AND NUMBER. Words in the masculine gender shall include the feminine, and the plural shall include the singular and the singular shall include the plural.

     3.7 ACTION BY AN EMPLOYER. Except as otherwise specifically provided herein, any action required of or permitted by the Company under the SERP shall be by resolution of the Board of

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Directors of the Company or person(s)  authorized  by resolution of the Board of
Directors of the Company.

                                    Section 4

                            AMENDMENT AND TERMINATION

     4.1 COMPANY AUTHORITY TO AMEND. The Company intends the SERP to be permanent, but reserves the right at any time by action of its Board of Directors to modify, amend or terminate the SERP, notwithstanding that an amendment may change the timing or the optional form of benefit elected by a Participant or the timing or optional form of benefit in which a Participant's or beneficiary's benefits would otherwise have been paid under Section 2; provided however, that if a Participant has a SERP Account, benefits provided under Section 2.1 shall constitute an irrevocable obligation of the Company as applicable, to the same extent that such Account, had it been an account under the Plan, would have been an irrevocable obligation of the Plan.

     Executed  in  multiple  originals  this 14th day of January, 1999.
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                                             CANANDAIGUA BRANDS, INC.


                                        By:  /s/ George H. Murray
                                             -------------------------------

                                        Its: Senior Vice President and Chief
                                             Human Resources Officer
                                             -------------------------------




2181398.08